UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2011
COLT DEFENSE LLC
COLT FINANCE CORP.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

333-171547	32-0031950 27-1237687

(Registration Number)	(IRS Employer Identification Number)

547 New Park Avenue, West Hartford, CT	06110

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:           (860) 232-4489
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 11, 2011, the Governing Board of Colt Defense LLC (the “Company’) elected Mr. Daniel Standen as Chairman of the Governing Board.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
On and effective August 11, 2011, the members of Colt Defense LLC amended and restated its Amended and Restated Limited Liability Company Agreement of Colt Defense LLC (the “LLC Agreement”). The changes to the LLC Agreement were as follows:
•	The text of Section 5.11.6 of the LLC Agreement is deleted and the following is substituted in lieu thereof:
Whenever the vote of the Governing Board at a meeting is required or permitted in connection with any Company action, the meeting and vote may be dispensed with if the action taken has the valid written consent of Governing Board members having at least the minimum number of votes required to authorize the action at a meeting at which all members of the Governing Board were present and voted; provided that each Governing Board member has been given written notice of the action proposed to be taken and a copy of the form of consent being solicited at least 7 days prior to the date that the written consent of any Governing Board member may first become effective with respect to such action.

•	The following is added to the LLC Agreement as Section 11.3.6:
The Company shall not be obligated to comply with the delivery requirements of Sections 11.3.2 and 11.3.4 for any fiscal period with respect to which the Company is subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, and timely files with the SEC all periodic reports required to be filed pursuant to such reporting requirements for such fiscal period.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit No.	Description
3.1	Amendments to the Amended and Restated Limited Liability Company Agreement of Colt Defense LLC.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLT DEFENSE, LLC
	By:	/s/ Gerald Dinkel
		Name:	Gerald Dinkel
Dated: August 17, 2011		Title:	Chief Executive Officer and Manager